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         Date of Report (Date of earliest event reported):  October 22, 1997
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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                                    CURRENT REPORT
                      UNDER THE SECURITIES EXCHANGE ACT OF 1934

                              Emerald Isle Bancorp, Inc.
                                  730 Hancock Street
                             Quincy, Massachusetts 02170
                                    (617) 479-5001
            (Address and telephone number of principal executive offices)


           Massachusetts                  0-21175               04-3300934
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)



Item 5.  Other Events.

         On October 22, 1997, Emerald Isle Bancorp, Inc. ("Emerald Isle") entered into a definitive agreement with Eastern Bank Corporation ("Eastern"), pursuant to which Eastern will acquire Emerald Isle and its wholly-owned subsidiary, The Hibernia Savings Bank, for $33.00 cash per share of common stock of Emerald Isle, for an aggregate acquisition price of approximately $80 million. The proposed acquisition has been approved by the boards of directors of both Emerald Isle and Eastern, and is subject to approval by the stockholders of Emerald Isle, and state and federal regulatory authorities. Subject to receipt of all necessary approvals, the transaction is expected to be completed in early 1998.

                                      SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Quincy, State of Massachusetts, this 30th day of October, 1997.

                                             Emerald Isle Bancorp, Inc.


Date:  October 30, 1997                  By:  /s/  Gerard F. Linskey
                                                   Gerard F. Linskey, Treasurer